United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 4, 2008

Community Capital Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-18460	57-0866395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1402-C Highway 72, Greenwood, South Carolina	29649
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (864) 941-8200

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2008, Community Capital Corporation announced that due to an increase in nonperforming loans it expects to record a provision for loan losses in the first quarter of 2008 of $2.0 million and intends to write down $1.3 million in loans. As a result of the larger than normal provision, the company expects to report earnings for the first quarter ended March 31, 2008, of between $0.15 and $0.20 per share. A copy of the press release is furnished as Exhibit 99.1 to this Report.

Item 9.01. Financial Statements and Exhibits.

(a) - (b)   Not applicable.

(c)           Exhibits.

               Exhibit 99.1 - Press Release dated April 4, 2008.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Capital Corporation (Registrant)
April 4, 2008 (Date)	/s/ R. WESLEY BREWER R. Wesley Brewer Chief Financial Officer, Executive Vice President, and Secretary